UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005

Silicon Storage Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 0-26944

California	77-0225590
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1171 Sonora Court
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 735-9110
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 11, 2005, we entered into a 1-year loan and security agreement with Cathay Bank, a U.S. bank, for a $35.0 million revolving line of credit. The line of credit will be used for working capital but there are no restrictions in the agreement as to how the funds may be used. The interest rate for the line of credit is 1% below the prime rate reported from time to time by the Wall Street Journal, Western Edition. The line of credit is collateralized by substantially all of the assets of Silicon Storage Technology, Inc. "SST" other than intellectual property.  The agreement contains certain financial covenants that could reduce the availability of funds under the agreement. The agreement is attached as Exhibit 10.17 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit Number	Description
Exhibit 10.17	Loan and Security Agreement, dated August 11, 2005, by and among Cathay Bank, SST and cetain subsidiaries of SST.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Dated: August 15, 2005

Silicon Storage Technology, Inc.

By:	/s/ Bing Yeh

Bing Yeh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.17	Loan and Security Agreement, dated August 11, 2005, by and among Cathay Bank, SST and cetain subsidiaries of SST. PDF

PDF    Also provided in PDF as a courtesy.